SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 30, 2018

iQSTEL Inc
(Exact name of registrant as specified in its charter)

Nevada	333-176376	45-2808620
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Aragon Avenue, Suite 375 Coral Gables, FL 33134	33134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (954) 951-8191

PureSnax International, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [   ]

SECTION 5 – Corporate Governance and Management

ITEM 5.03Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Our board of directors and a majority of our shareholders approved an amendment to our Articles of Incorporation for the purpose of (i) changing our name to “iQSTEL Inc”; (ii) decreasing our authorized common stock to 100,000,000 shares, par value $0.001 per share; and (iii) cancelling our authorized preferred stock.

A copy of the Certificate of Amendment that was filed with the Nevada Secretary of State on August 7, 2018 is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

In connection with the name change, we have the following new CUSIP number: 46265G107. We have submitted the required information to FINRA and we have been provided a market effective date of August 30, 2018. Our common stock will trade under the symbol “IQST” that more resembles our new name.

SECTION 9 – Financial Statements and Exhibits

ITEM 9.01Financial Statements and Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment, dated August 7, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PureSnax International, Inc.

/s/ Leandro Iglesias
Leandro Iglesias Chief Executive Officer

Date: August 30, 2018